Exhibit 99.1


NEWS
For release Thursday, April 24, 2003

                                               Contact: Christine Messina-Boyer
                                               Millennium Cell
                                               Office: 732-544-5712
                                               Cell:   703-217-2707


MILLENNIUM CELL ANNOUNCES Q1 2003 RESULTS OF OPERATIONS

Results on Target with Plan

         Eatontown, NJ--April 24, 2003 --Millennium Cell Inc. (NASDAQ: MCEL), a leading technology company that has created a proprietary technology to safely store, generate and deliver pure hydrogen, today reported an adjusted net loss of $3.9 million or 13 cents per share (adjusted for non-cash charges) for the first quarter ended March 31, 2003. This compares to an adjusted net loss of $3.6 million or 13 cents per share for the first quarter of 2002. The Company attributed the increase in net loss to interest expense associated with the convertible debentures. These expenses do not reflect actual cash outflow. Cash used during the first quarter of 2003 was $3.2 million, as compared to $4.5 million during the same period of 2002, reflecting the Company's sustaining cost reduction efforts initiated in May 2002. Net loss as reported for the quarter was $5.0 million, or 17 cents per share.

         "We continue to maintain financial discipline while making steady progress against our business plan, " said Dr. Stephen S. Tang, Millennium Cell President and CEO. "We are proceeding on course to achieve the business objectives we have established for 2003."

         A conference call to discuss first quarter results is scheduled for Thursday, April 24, at 8:30 a.m., EDT. Interested parties may listen to the live teleconference by dialing 1-800-613-3456 (accessible from the U.S. and Canada) and entering pass code 01181. A re-broadcast will be available beginning Thursday, April 24, at 1:00 pm EDT and continuing to 5:00 pm EDT on Friday, April 25, by dialing 888-746-9439.

About Millennium Cell

Founded in 1998, Millennium Cell is based in Eatontown, NJ and has developed a multi-faceted patent portfolio, which the Company is pursuing in the United States and internationally surrounding a proprietary process called Hydrogen on Demand(TM). The Hydrogen on Demand(TM)system safely generates pure hydrogen from environmentally friendly raw materials. In the process, the energy potential of hydrogen is carried in the chemical bonds of sodium borohydride, which in the presence of a catalyst releases hydrogen. The primary input components of the reaction are water and sodium borohydride, a derivative of borax. Borax is found in substantial natural reserves globally. Hydrogen from this system can be used to power fuel cells or fed directly to internal combustion engines. Millennium cell also has a patented design for boron-based longer-life batteries. For more information visit www.millenniumcell.com or call 866-532-2783.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system, (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems, (iii) competition from current, improving and alternative power technologies, (iv) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system, (v) our ability to protect our intellectual property, (vi) our ability to achieve budgeted revenue and expense amounts and (vii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission.


Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions, except per share amounts)

                                                        Three Months Ended
Statement of Operations (1)                             Mar., 03      Mar., 02
--------------------------                               --------------------
Revenue                                                 $ 0.1         $ 0.4
Cost of revenue                                           0.1           0.4
Gross margin                                               -             -

Product development and marketing                         1.2           1.7
General and administrative                                1.1           1.5
Non-cash charges                                          1.1           1.1
Depreciation and amortization                             0.2           0.2
Research and development                                  0.3           0.4
                                                        ----------------------
Total operating expenses                                $ 3.9         $ 4.9
                                                        ----------------------
Loss from operations - as reported                       (3.9)         (4.9)
Loss from operations - adjusted (2)                      (2.8)         (3.8)
Interest expense (income)                                 0.8          (0.2)
Equity in losses of affiliates                            0.3            -
                                                        ----------------------
Net loss - as reported                                  $(5.0)       $ (4.7)
Net loss per share                                      $(0.17)      $ (0.17)

Weighted-average number of shares outstanding            29.4          27.3

Reconciliation of Net Loss to Adjusted Net Loss:
Net loss - as reported                                  $(5.0)       $ (4.7)
Less: Non-cash charges                                    1.1           1.1
                                                       ----------------------
Net loss - adjusted (2)                                 $(3.9)       $ (3.6)


Net loss per share - adjusted (2)                      $(0.13)      $ (0.13)

(1) Amounts may not foot due to rounding.
(2) Excludes non-cash charges.


Millennium Cell Inc.
(a development stage enterprise)
(dollars in millions)

Condensed Balance Sheet (3)                             Mar., 03   Dec., 02
---------------------------                             ---------------------
Unrestricted cash (4)                                    $ 4.8      $ 8.0
Restricted cash (5)                                       11.5        3.0
Other assets                                               2.9        3.2
                                                        ---------------------
Total Assets                                            $ 19.2     $ 14.2
                                                       ----------------------


Deferred revenue                                        $  0.1     $  -
Secured debentures, net of discount                        9.4        2.4
Unsecured debentures, net of discount                      2.2        3.0
Other liabilities                                          1.0        1.5

                                                        ----------------------
Total liabilities and stockholders' equity              $ 19.2     $ 14.2
                                                        ----------------------

(3) Amounts may not foot due to rounding.

(4) Decrease in cash from $8.0 (Dec., 02) to $4.8 (Mar., 03) was $3.2 million:
    ($2.7) cash operating loss + ($0.3) working capital + ($0.2) investment in affiliate.

(5) Cash restricted is collateral for secured debentures and facility lease.
